SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALPH-NET CONSULTING GROUP, LTD.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of incorporation or organization)

                                      7373
            (Primary Standard Industrial Classification Code Number)

                                   77-0426983
                      (I.R.S. Employer Identification No.)

                   2110 E. Water Street, Tucson, Arizona 87519
                    (Address of principal executive offices)

                   2110 E. Water Street, Tucson, Arizona 87519
(Address of principal place of business or intended principal place of business)

                               Patrick E. McKnight
                   2110 E. Water Street, Tucson, Arizona 87519
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    copy to:

                           Christopher Dietrich, Esq.
                            Dieterich and Associates
                        11300 W. Olympic Blvd., Suite 800
                          Los Angeles, California 90064
                                 (310) 312-6888

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each Class            Amount                            Amount of
Securities                     to be        Offering Price Per   Registration
to be Registered               Registered   Unit                 Fee
----------------------------   ----------   ------------------   ---------------

Common Stock, $.001par value   250,000      $ .001(1)            $   .023

TOTAL                                                                .023
MINIMUM FEE                                                      $100.00
================================================================================

(1)Estimated solely for the purpose of calculating the registration fee. The price of the shares has been determined by Alph-Net on the basis of the par value of the shares issued and outstanding.
================================================================================

                            ------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         Alph-Net CONSULTING GROUP, LTD.
                              CROSS REFERENCE SHEET

Form SB-2 Item                                                                  Caption in Prospectus
--------------                                                                  ---------------------
                                     PART I
Item 1.    Front of Registration Statement and
               Outside Front Cover of Prospectus...........................     Front of Registration
                                                                                Statement and
                                                                                Outside Front Cover of Prospectus
Item 2.    Inside Front and Outside Back Cover
                 Pages of Prospectus.......................................     Inside Front and Outside
                                                                                Back Cover Pages of Prospectus
Item 3.    Summary Information and Risk Factors............................     Prospectus Summary;       Risk
                                                                                Factors
Item 4.    Use of Proceeds.................................................     Use of Proceeds
Item 5.    Determination of Offering Price.................................     Not Applicable
Item 6.    Dilution........................................................     Not Applicable
Item 7.    Selling Shareholders............................................     Selling Shareholders
Item 8.    Plan of Distribution............................................     Plan of Distribution
Item 9.    Legal Proceedings...............................................     Business-Legal Proceedings
Item 10.  Directors, Executive Officers, Promoters and
                 Control Persons...........................................     Management
Item 11.  Security Ownership of Certain Beneficial
                 Owners and Management.....................................     Management-Principal
                                                                                Shareholders
Item 12.  Description of Securities........................................     Description of Securities
Item 13.  Interest of Named Experts and Counsel............................     Not Applicable
Item 14.  Disclosure of Commission Position on
                 Indemnification...........................................     Indemnification of Officers
                                                                                and Directors
Item 15.  Organization Within Last Five Years..............................     Certain Transactions
Item 16.  Description of Business..........................................     Business
Item 17.  Management's Discussion and Analysis or
              Plan of Operation...........................................      Management's Discussion
                                                                                and Analysis
                                                                                of Financial Conditions and Plan of
                                                                                Operations
Item 18.  Description of Property..........................................     Properties
Item 19.  Certain Relationships and Related Transactions...................     Certain Transactions
Item 20.  Market for Common Equity and Related
                 Stockholder Matters.......................................     Market Information
Item 21.  Executive Compensation...........................................     Management-Executive
                                                                                Compensation

                         Alph-Net CONSULTING GROUP, LTD.
                              CROSS REFERENCE SHEET

Form SB-2 Item                                                                  Caption in Prospectus
--------------                                                                  ---------------------
                                     PART I

Item 22.  Financial Statements.............................................     Financial Statements
Item 23.  Changes In and Disagreements With Accountants
                 on Accounting and Financial Disclosure....................     Not Applicable

                                     PART II

Item 24.  Indemnification of Directors and Officers........................     Indemnification of Directors and
                                                                                Officers
Item 25.  Other Expenses of Issuance and Distribution......................     Other Expenses of Issuance and
                                                                                Distribution
Item 26.  Recent Sales of Unregistered Securities..........................     Recent Sales of Unregistered
                                                                                Securities
Item 27.  Exhibits.........................................................     Exhibits
Item 28.  Undertakings.....................................................     Undertakings

SUBJECT TO COMPLETION, DATED ________________
PROSPECTUS


                         Alph-Net Consulting Group, Ltd.

                 250,000 Shares of Common Stock $.001 Par Value

This prospectus covers the resale, from time to time, of up to 250,000 shares of common stock, $.001 par value per share, of Alph-Net Consulting Group, Ltd., a Nevada corporation, issued to the former officer and director of Alph-Net and twenty-eight other investors for their own accounts in the over-the-counter market, at prevailing market prices, at negotiated prices or otherwise. We refer to the outstanding common stock of Alph-Net as the "shares" or the "common stock" throughout this prospectus. We also refer to the former officer and director and the twenty-eight other investors as the "Selling Shareholders." The selling price of any shares will be determined by market factors at the time of resale. To our knowledge, none of the Selling Shareholders have made any arrangement with any brokerage firm for the sale of the shares. We issued the shares to the twenty-eight non-officer non-director other investor Selling Shareholders in various private offerings without registration since 1997. Mr. Daniel L. Hodges, former director, president and secretary, was issued his shares in connection with the founding of the Company without registration in 1997.

Alph-Net will not be receiving any proceeds from the sale of shares by the Selling Shareholders but will bear all of the expenses of the registration of the shares.

Alph-Net's common stock is not currently listed nor quoted on any quotation medium. There can be no assurance that Alph-Net's common stock will ever be quoted on any quotation medium or that any trading market for Alph-Net`s common stock will ever develop.

                            ------------------------
See "Risk Factors" beginning on page 2 for a discussion of certain factors that should be considered by investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
                            ------------------------

                The date of this prospectus is February 28, 2002


   [Place the following paragraph landscape across the left side of the page.]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
Prospectus Summary...............................................................................   1
Selected Financial Data..........................................................................   2
Risk Factors.....................................................................................   3
Use of Proceeds..................................................................................  17
Market Information...............................................................................  17
Selling Shareholders.............................................................................  17
Management's Discussion and Analysis of Financial Condition
     and Results of Operations...................................................................  20
Business.........................................................................................  21
Management.......................................................................................  24
Certain Transactions.............................................................................  25
Description of Securities........................................................................  26
Transfer Agent, Warrant Agent and Registrar......................................................  26
Shares Eligible for Future Sale..................................................................  26
Plan Distribution................................................................................  27
Legal Matters....................................................................................  27
Experts..........................................................................................  27
Additional Information...........................................................................  28
Index to Financial Statements....................................................................  29

Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Alph-Net Consulting Group. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Alph-Net since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

                               Prospectus summary

Our summary is qualified by the more detailed information and consolidated financial statements, including the notes thereto, you will find elsewhere in this prospectus, including the information set forth under "Risk Factors." Some of the statements contained in the prospectus summary and throughout this prospectus regarding matters that are not historical facts, such as statements regarding Alph-Net's growth strategy, are forward-looking statements as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Since these forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors,"
"Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business," as well as those discussed elsewhere in this prospectus.

Alph-Net Consulting Group, Ltd.

Alph-Net Consulting Group, Ltd. was organized under the laws of the state of Nevada on April 15, 1996. On December 31, 2001, the Company closed on the purchase of the assets and liabilities of McKnight Consulting LLC.

Alph-Net Consulting Group is a technical consulting company whose primary focus is in developing, supporting, designing, and implementing computer connectivity solutions with small to mid-sized companies nationwide and providing research and technical consulting specializing in social science research and technology that supports efforts in research. Efforts are focused on research design, methodology and statistics in formulating sound research design proposals. These services include network design, configuration, management, administration, programming, and evaluation. In addition to these services, database connectivity and server application management is offered when these services are integrated into the network design.

Alph-Net's common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in Alph-Net's common stock.

The offering.

Alph-Net previously issued 250,000 shares of its common stock to 29 individuals. This prospectus covers any resale of these shares.

Common Stock Registered for Resale................................250,000 shares
Common Stock Outstanding prior to the Offering..................1,000,000 shares
Common Stock Outstanding after the Offering.....................1,000,000 shares

                             Selected financial data

The following selected consolidated financial data should be read in conjunction with "Management's discussion and analysis of financial condition and plan of operations" and the consolidated financial statements, including the accompanying notes, included elsewhere in this prospectus. The statement of operations data for the years ended 2001 and 2000 and the balance sheet data at 2001 and 2000 are derived from Alph-Net's consolidated financial statements, which have been audited by Alph-Net's independent auditors, included elsewhere in this prospectus, and include all adjustments that Alph-Net considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

BALANCE SHEET DATA:

                                                                                     December 31,
                                                                 -----------------------------------------------------
                                                                            2001                       2000
                                                                            ----                       ----
Assets........................................................            $ 22,921                   $ 53,047
                                                                          ========                   ========

Liabilities - Total Payables..................................            $  4,183                   $ 9,305
                                                                          ---------                  -------

Stockholders' Equity:
   Owners' Equity.............................................                 --                     43,742
   Common Stock, Par value $.001
      Authorized 100,000,000 shares,                                           --                         --
      Issued 1,000,000 shares at December 31, 2001 and 2000...               1,000                        --
   Paid-In Capital............................................              42,655                        --
   Retained Deficit ..........................................             (24,917)                       --
                                                                          ---------                      ---

      Total Stockholders' Equity..............................              18,738                     43,742
                                                                           -------                    -------

      Total Liabilities and Stockholders' Equity..............             $22,921                    $53,047
                                                                           =======                    =======

STATEMENT OF OPERATIONS DATA:

                                                             For Year Ended
                                                              December 31,
                                                -----------------------------------------
                                                        2001                 2000
                                                        ----                 ----
Revenues:
  Net Sales                                          $36,455               $23,611
  Cost of Goods Sold                                  37,301                10,693
                                                     -------               -------
Gross Profit (Loss)                                    $(846)              $12,918
                                                     -------               -------

Expenses:
  General and Administrative                          24,070                10,766
  Depreciation                                         2,499                 2,074

Profit (Loss)                                        (27,415)                   78
Income Taxes                                             --                   --
     Net Income (Loss)                               (27,415)                   78
                                                --------------------- -------------------

Basic & Diluted loss per share                      $ (9.10)                 $ --
                                                    ========                 ====

                                  Risk factors

Alph-Net's business is subject to numerous risk factors. You should carefully consider the following risk factors, in addition to the other information appearing in this propspectus, before investing in the shares.

We have a limited operating history and
may not successfully implement its
business plan.

         We have a limited operating history, and our business model is still in development. McKnight Consulting originally commenced operations in 1990 a sole proprietorship and then became a limited liability company under the laws of the state of Arizona in 2001. As an early stage computer consulting company, we are subject to expenses and difficulties associated with implementing our business plan that are not typically encountered by more mature companies. The risks associated with implementing our business plan relate to:

                  - building out or outsourcing web hosting and network infrastructure;

                  -        expanding a sales structure and marketing programs;

                  -        increasing awareness of our brand;

                  - providing services to customers that are reliable and cost-effective;

                  - responding to technological development or service offerings by competitors; and

                  -        attracting and retaining qualified personnel.

         If we are not successful in implementing our business plan, our business or future financial or operating results could suffer.

The Company will need additional funds which, if available, could result in dilution of your shareholdings or an increase in its interest expense. If these funds are not available, its business could be hurt.

         The Company's business plan projects expansion through acquisitions funded mostly with stock but requiring some cash expenses and consideration. We will need to raise additional funds through public or private debt or equity financing in order to:

                  -        take  advantage  of  anticipated   opportunities   or
                           acquisitions of complementary assets, technologies or businesses;

                  -        develop new products;

                  -        respond to unanticipated competitive pressures; or

                  -        achieve profitability.

         When additional funds become necessary, additional financing may not be available on terms favorable to the Company or available at all. If adequate funds are not available or are not available on acceptable terms when needed, the Company's business could be hurt. If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's then current stockholders may be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, these securities could have some rights, preferences and privileges senior to those of the holders of our common stock, and the terms of this debt could impose restrictions on its operations and result in significant interest expense to McKnight Consulting.

Rapid growth strategy is likely to place a significant strain on our resources.

         The future success of the Company depends in large part on our ability to manage any achieved growth in its business. For its business plan to succeed, we will need:

                  -        to  expand  our   business   with  new  and   current
                           customers;

                  - to develop and offer successful new products and services;

                  -        to retain key employees and hire new employees; and

                  - to ensure that any future business that may develop or be acquired will perform in a satisfactory manner.

         These activities are expected to place a significant strain on our resources. Also, we cannot guarantee that any of these will occur or that we will succeed in managing the results of any success in its business plan.

Annual and quarterly operating results are subject to significant fluctuations. As a result, period-to-period comparisons of results of Operations are not necessarily meaningful and should not be relied upon as indications of future performance.

         The Company has experienced significant fluctuations in its results of operations on a quarterly and annual basis. We expect to continue to experience significant fluctuations in its future quarterly and annual results of operations due to a variety of factors, many of which are outside of our control, including:

                  -        demand for and market acceptance of our services;

                  -        customer retention;

                  -        the timing and success of our marketing efforts;

                  -        the timing  and  magnitude  of capital  expenditures,
                           including   costs   relating  to  the   expansion  of
                           operations;

                  - the timely expansion of existing facilities and completion of new facilities;

                  -        the ability to increase bandwidth as necessary;

                  -        fluctuations in bandwidth used by customers;

                  - introductions of new services or enhancements by the Company and its competitors;

                  -        increased competition in its markets;

                  - economic conditions including those in the technology sector;

                  -        potential  unfavorable   legislative  and  regulatory
                           developments;

                  - growth of Internet use and establishment of Internet operations by mainstream enterprises; and

                  - changes in its pricing policies and its competitors' pricing policies.

A relatively large portion of the Company's expenses are fixed in the short-term. As a result, its results of operations will be particularly sensitive to fluctuations in revenue.

         A relatively large portion of our expenses are fixed in the short-term, particularly in respect of hardware, data and telecommunications costs, depreciation, amortization, real estate occupancy costs, interest expense and personnel. Because we will be required to incur these fixed expenses, irrespective of our revenue, its future results of operations are particularly sensitive to fluctuations in revenue.

The expected continued growth in the market for its products and services may not materialize or may materialize in a manner we have not anticipated.

         The market is rapidly evolving. Whether, and the manner in which, the market for the products and services of the Company will continue to grow is uncertain. The market for these products and services may be inhibited for a number of reasons, including:

                  - the reluctance of businesses to outsource their connectivity solutions and Web hosting needs;

                  - our failure to successfully market its products and services to new customers; and

                  - the inability to maintain and strengthen our brand awareness.

Success depends in large part on the
continued growth of the Internet Market.

         The Company's business will be hurt if demand for Internet and related services does not continue to grow. This demand may be inhibited for a number of reasons, including:

                  -        general economic conditions;

                  -        access costs;

                  -        inadequate network infrastructure;

                  -        security concerns;

                  - uncertainty of legal and regulatory issues concerning use of the Internet;

                  -        inconsistent quality of service; and

                  - lack of availability of cost-effective, high-speed service.

         The Internet infrastructure may not be able to support the demands placed on it or the Internet's performance and reliability may decline.

         Similarly, Web sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. This could hurt our business.

A portion of our growth depends on our ability to expand web hosting capacity to meet anticipated demand.

         Continuing to expand web hosting center capacity is critical to achieving the goals of the Company's business plan. This expansion is likely to include the need to add new hardware and software, and may include the opening of additional web hosting centers. We to add web hosting center capacity in the future as justified by customer demand. Its ability to do so successfully depends on:

                  -        anticipating and planning for future demand levels;

                  -        having access to sufficient capital; and

                  - locating and securing satisfactory web hosting center sites and implementing the build-out of these and existing sites, all of which may require significant lead time.

         If we are unable to expand our capacity effectively, our growth may suffer and we may not be able to adequately meet the demands of existing customers.

The Company operates in an extremely
competitive market and may not be able to compete effectively.

         The  computer  connectivity  consulting  services  market is  extremely competitive and most of our competitors are more established and have greater financial resources. In addition, there are no substantial barriers to entry in this market. We also expect that competition will intensify in the future. Most of our competitors have greater market presence, engineering and marketing capabilities and financial, technological and personnel resources than we do. As a result, as compared to the Company, our competitors may:

                  -        develop  and expand  their  network  and web  hosting
                           infrastructures    and   service    offerings    more
                           efficiently or more quickly;

                  - adapt more swiftly to new or emerging technologies and changes in customer requirements;

                  -        take    advantage   of    acquisitions    and   other
                           opportunities more effectively; and

                  - more effectively leverage existing relationships with customers or exploit a more recognized brand name to market and sell their services.

         The Company's current and prospective competitors generally may be divided into the following three groups:

                  -        Web hosting companies  including Digex,  Inc., Verio,
                           Inc.,  Genuity,  Globix  Corporation,   PSINet  Inc.,
                           Exodus Communications, Inc. and other companies;

                  - Internet solution companies including Razorfish Inc., IBM Global Services, Accenture, US Internetworking Inc., Scient Corp., Cambridge Technology Partners, Inc., Whittman-Hart Inc., Oracle Corporation, the Big 5 accounting firms, EDS Corporation and other companies; and

                  - Internet connectivity, VPNs and security providers including Genuity, Verio Inc., Qwest Communications International Inc., Sprint Corporation, AT&T Corp., UUNET Technologies, Inc., XO Communications, Cable & Wireless plc, WorldCom, Inc. and other national and regional providers.

         We believe that we may also face competition from other computer hardware and software companies and other media, technology and telecommunications companies.

         The number of businesses providing connectivity-related services is rapidly growing. We are aware of other companies, in addition to those named above, that have entered into or are forming joint ventures or consortia to provide services similar to those provided by the Company. Others may acquire the capabilities necessary to compete with McKnight Consulting through acquisitions.

We could encounter significant pricing pressure as a result of increased competition and industry consolidation.

         As a result of increased competition and consolidation in the industry, we could encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of our services. We may not be able to offset such price reductions even if we obtain an increase in the number of our customers, derive higher revenue from enhanced services or manage to reduce costs. Increased price or other competition could erode market share and could significantly hurt business. We cannot assure you that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in that environment.

We could experience system failures and capacity constraints, which would affect its ability to compete.

         Interruptions in service to our customers could hurt our business. To succeed, we must be able to operate our network and web hosting management infrastructure 24 hours per day, seven days per week, without interruption. The Company's operations depend upon its ability to protect its network and web hosting infrastructure, its equipment and customer data against damage from human error and/or "acts of God." Even if we take precautions, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in the services we provide to its customers.

         Although we have attempted to build redundancy into our network and hosting facility by establishing a redundant, rigorously engineered backbone connected to our web hosting center, our network is currently subject to various single points of failure. For example, a problem with one of our routers or switches could cause an interruption in the services we provide to some of our customers. Any interruptions in service could:

                  -        cause end users to seek damages for losses incurred;

                  - require us to spend more money and dedicate more resources to replacing existing equipment, expand facilities or adding redundant facilities;

                  - cause the Company to spend money on existing or new equipment and infrastructure earlier than planed;

                  -        damage our reputation for reliable service;

                  - cause existing end-users and resellers to cancel contracts; or

                  -        make  it  more   difficult  for  us  to  attract  new
                           end-users and partners.

         Any of these results could hurt our business.

         Failure of the national telecommunications network and Internet infrastructure to continue to grow in an orderly manner could also result in service interruptions. While the national telecommunications network and Internet infrastructure have historically developed in an orderly manner, there is no guarantee that this will continue as the network expands and more services, users and equipment connect to the network. Failure by the telecommunications providers to provide the Company with the data communications capacity required could cause service interruptions, which could hurt our business.

We are dependent on networks built and operated by others. If we do not have continued access to a reliable network, our business will suffer.

         In delivering services, we rely on networks that are built and operated by others. We do not have control over these networks, nor can we guarantee that we will continue to have access on terms that fit our business needs.

         The Company's use of the infrastructure of other communications carriers presents risks. Success partly depends upon the coverage, capacity, scalability, reliability and security of the network infrastructure provided to us by telecommunications network suppliers, including AT&T Corp., Sprint Corporation, Verizon Communications, Pacific Bell, Worldcom, Inc. and Broadwing, Inc. Our expansion plans require additional network resources. Without these resources, our ability to execute our business strategy could be hurt. In addition, future expansion and adaptation of our network and web hosting infrastructure may require substantial financial, operational and management resources. We may not be able to expand or adapt our network or web hosting infrastructure on a timely basis and at a commercially reasonable cost to meet additional demand, changing customer requirements or evolving industry standards. In addition, if demand for usage of network and web hosting facilities were to increase faster than projected or were to exceed current forecasts, the network could experience capacity constraints which would hurt our performance.

         The consolidation of network providers could adversely affect peering and transit arrangements if peering criteria becomes more restrictive or cost prohibitive. We also depend on telecommunications suppliers to provide uninterrupted and error-free service through their telecommunications networks. If these suppliers greatly increase the price for their services or if the telecommunications capacity available to the Company is insufficient for its business purposes, and we are unable to use alternative networks or pass along any increased costs to our customers, our business could suffer.

The Company's network and software are vulnerable to security breaches and similar threats that could result in being liable for damages and harm its reputation.

         Despite the implementation of network security measures, the core of the Company's network infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by Internet users. This could result in being liable for damages, and our reputation could suffer, thereby deterring potential customers from working with us. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service to our customers. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in our computer systems and in those of its customers.

         We rely upon encryption and authentication technology purchased from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Although we intend to continue to implement industry-standard security measures, in the past third parties have occasionally circumvented some of these standards. Therefore, we cannot assure you that the measures we implements will not be circumvented. The costs and resources required to eliminate computer viruses and alleviate other security problems may result in interruptions, delays or cessation of service to its customers, which could hurt our business.

The Company brand is not as well known as most of our competitors, and failure to develop brand recognition could hurt its business.

         To successfully execute its strategy, we must strengthen its brand awareness. While many of our competitors have well-established brands, our market presence has been limited principally to Tucson, Arizona. In order to build our brand awareness, our marketing efforts must succeed, and we must provide high quality services. We cannot assure you that these efforts will succeed as planned. If we do not build our brand awareness, our ability to realize strategic and financial objectives could be hurt.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

         If we do not successfully use or develop new technologies, introduce new services or enhance existing services on a timely basis, or new technologies or enhancements used or developed by us do not gain market acceptance, our business could be hurt. This industry is characterized by rapidly changing technology, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our future success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner, all while continuing to develop our business model and rolling-out its services on a national level:

                  -        effectively use and integrate leading technologies;

                  -        continue to develop technical expertise;

                  -        enhance products and current networking services;

                  - develop new products and services that meet changing customer needs;

                  -        have the market accept our services;

                  -        advertise and market our products and services; and

                  - influence and respond to emerging industry standards and other changes.

         The Company cannot assure you that it will successfully use or develop new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies or enhancements used or developed by us will achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense. In addition, we cannot assure you that, if required, we will successfully adapt our services to alternate devices and conduits.

         If our services do not continue to be compatible and interoperable with products and architectures offered by other industry members, our ability to compete could be impaired. Our ability to compete successfully is dependent, in part, upon the continued compatibility and interoperability of our services with products and architectures offered by various other members of the industry. Although we intend to support emerging standards in the market for connectivity solutions, we cannot assure you that we will be able to conform to new standards in a timely fashion and maintain a competitive position in the market. Our services rely on the continued widespread commercial use of Transmission Control Protocol/Internet Protocol, commonly known as TCP/IP, which is an industry standard to facilitate the transfer of data. Alternative open protocol and proprietary protocol standards could emerge and become widely adopted. A resulting reduction in the use of TCP/IP could render our services obsolete and unmarketable. The Company's failure to anticipate the prevailing standard or the failure of a common standard to emerge could hurt its business.

We may be exposed to risks associated with acquisitions, including integration risks and risks associated with methods of financing and the impact of accounting treatment. Also, completed acquisitions may not enhance our business.

         A component of the Company's strategy is to acquire web hosting and Internet solutions companies and other businesses complementary to our operations. In the future, we intend to acquire companies that complement our existing business model and growth strategies. Any future acquisitions would be accompanied by the risks commonly encountered in acquisitions, including:

                  - the difficulty of assimilating the operations and personnel of acquired companies;

                  -        the potential disruption of our business;

                  - Our management's inability to maximize its financial and strategic position through the incorporation of an acquired technology or business into its service offerings;

                  - the difficulty of maintaining uniform standards, controls, procedures and policies;

                  - the potential loss of key employees from acquired businesses, and the impairment of relationships with the employees and customers of an acquired business as a result of changes in management; and

                  -        the   inaccuracy   of  financial   data  of  acquired
                           companies.

         We cannot assure you that any completed acquisition will enhance our business. If we consummate acquisitions in which any significant portion of the consideration consists of cash, a significant portion of our available cash could be used to consummate the acquisitions. If we consummate acquisitions in which any significant portion of the consideration consists of stock, stockholders could suffer significant dilution of their interest.

         In addition, we could incur or assume significant amounts of indebtedness in connection with acquisitions. The purchase price of future acquisitions will most likely be significantly greater than the fair value of the acquired net assets. Acquisitions required to be accounted for under the purchase method could result in significant goodwill and/or amortization charges for acquired technology.

We dependent on hardware and software
suppliers to provide us with the products and services we need to serve our customers.

         We rely on outside vendors to supply us with computer hardware, software and networking equipment. These products are available from only a few sources. We purchase a significant portion of these products from Sun Microsystems, Inc., Compaq Computer Corporation, Cisco Systems, Inc., Microsoft Corporation and Oracle Corporation. We cannot assure you that we will be able to obtain the products and services that we need on a timely basis and at affordable prices.

         We have, in the past experienced delays in receiving shipments of equipment purchased for resale. To date, these delays have not adversely affected us, but we cannot guarantee that we will not be adversely affected by delays in the future. We may not be able to obtain computer equipment on the scale and at the times required by us at an affordable cost. Suppliers may enter into exclusive arrangements with competitors or stop selling us their products or services at commercially reasonable prices. If sole or limited source suppliers do not provide us with products or services, our business, financial condition and results of operations may be significantly hurt.

We operate in an uncertain regulatory and legal environment. New laws and regulations could harm our business.

         We are not currently subject to direct regulation by the Federal Communications Commission ("FCC") or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. Our business could suffer depending on the extent to which our activities are regulated or proposed to be regulated.

         While there are currently few laws or regulations that specifically regulate Internet communications, laws and regulations directly applicable to online commerce or Internet communications are becoming more prevalent. There is much uncertainty regarding the market-place impact of these laws. In addition, various jurisdictions already have enacted laws covering intellectual property, privacy, libel and taxation that could affect our business by virtue of their impact on online commerce. Further, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. If the Company becomes subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could hurt our business.

We may be subject to legal liability for distributing or publishing content over the Internet, which could be costly for it to defend.

         It is possible that claims will be made against online service companies and Internet access providers in connection with the nature and content of the materials disseminated through their networks. Several private lawsuits are pending which seek to impose liability upon online services companies and Internet access providers as a result of the nature and content of materials disseminated over the Internet. If any of these actions succeed, we might be required to respond by investing substantial resources in connection with this increased liability or by discontinuing some of our service or product offerings. Also, any increased attention focused upon liability issues relating to the Internet could also have a negative impact on the growth of Internet use.

We may be unable to protect intellectual property rights or to continue using intellectual property that we license from others.

         We rely on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights. We have no patented technology that would bar competitors from our market. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our data or technology.

         We also rely on certain  technologies  licensed from third parties.  We cannot be sure these licenses will remain available to us on commercially reasonable terms or at all. The loss of such technology may require us to obtain substitute technology of lesser quality or performance standards or at greater cost that could harm our business.

Management will control 75% of our common stock, and these parties may have conflicts of interest.

         Patrick E. McKnight and Kathy McKnight own 75% of the outstanding common stock of Alph-Net Consulting. Accordingly, Patrick E. McKnight and Kathy McKnight, are able to exert considerable influence over any stockholder vote, including any vote on the election or removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change in control transactions. As a consequence, our business could be hurt.

We are dependent on key personnel and
operate in an industry where it is
difficult to attract and retain qualified personnel.

         The Company expects that it will need to hire additional personnel in all areas of our business. The competition for personnel throughout the industry is intense. We have experienced difficulty in attracting qualified new personnel. If we do not succeed in attracting new, qualified personnel, our business could suffer. We are also dependent on the continued services of our key personnel, particularly our current management. We do not have employment agreements with our executive officers, nor do we have key man insurance policies on management. The loss of current management would harm business.

Industry consolidation could make it more difficult to compete.

         Companies offering connectivity, data and communications services are increasingly consolidating. As a company with a limited operating history, we may not be able to successfully compete with businesses that have combined, or will combine, to produce companies with substantially greater financial, sales and marketing resources, larger customer bases, extended networks and infrastructures and more established relationships with vendors, distributors and partners. In addition, this consolidation trend could prevent or hinder our ability to further grow our operations through acquisitions. With these heightened competitive pressures, there is a significant risk that the value of our common stock will decline.

There is no market for our shares and you may no be able to sell them.

         There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell shares of the Company if you should desire or need to sell.

         If a market develops, the market price of the common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

         * the potential absence of securities analysts covering us and distributing research and recommendations about us;

         * the liquidity of our common stock will be low because only 250,000 shares will be in the hands of non-affiliates of the company;

         * changes in earnings estimates by securities analysts or our ability to meet those estimates;

         * the operating results and stock price performance of other comparable companies;

         * overall stock market fluctuations; and

         * economic conditions generally and in the mortgage industry in particular.

The purchase of penny stocks can be risky.

         In the event that a public trading market develops for our shares, such securities may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934 defines a "penny stock," as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.


Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

                                 Use of proceeds

The principal purpose of this registration statement is to create a more liquid public market for Alph-Net's common stock. Upon the effectiveness of this registration statement, twenty-five percent (25%) of Alph-Net's outstanding shares of common stock will be registered for resale under the Securities Act. While Alph-Net will bear the expenses of the registration of the shares, Alph-Net will not realize any proceeds from any actual resales of the shares that might occur in the future. All proceeds from any resale will be received by the selling shareholders.

                               Market information

Alph-Net's common stock is not listed or quoted at the present time, and there is no present public market for Alph-Net's common stock. There can be no assurance that a public market for Alph-Net's common stock will ever develop.

Dividend policy.

Alph-Net has never declared or paid cash dividends on its capital stock. Alph-Net currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

Holders.

As of the date of this prospectus, there are 31 shareholders of record.

                              Selling shareholders

The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom Alph-Net is registering shares for resale to the public.

                                                              Method of            Shares
                                                          Original Issuance     Beneficially         Maximum No. of
                                              Date of      (i.e. purchase,     Owned Prior to      Shares to be Sold
                 Name of                     Original        gift, etc.)        Offering (1)        Pursuant to this
                                                             -----------        ------------
             Security Holder                   Issue                                                   Prospectus

Frank Anjakos                                 9/4/96          Gift (4)                 2,000               2,000


Cindy Baker                                   9/4/96          Gift (4)                 2,000               2,000


Steve Bays                                    9/4/96          Gift (4)                 2,000               2,000


Brain Delfs                                   9/4/96          Gift (4)                 2,000               2,000

                                                              Method of            Shares
                                                          Original Issuance     Beneficially         Maximum No. of
                                              Date of      (i.e. purchase,     Owned Prior to      Shares to be Sold
                 Name of                     Original        gift, etc.)        Offering (1)        Pursuant to this
                                                             -----------        ------------
             Security Holder                   Issue                                                   Prospectus

James Delfs                                   9/4/96          Gift (4)                 2,000               2,000


Sam Erbst                                     9/4/96          Gift (4)                 2,000               2,000


Gus Fotinos                                   9/4/96          Gift (4)                 2,000               2,000


Allyson Fox                                   9/4/96          Gift (4)                 2,000               2,000


Audra Guthery                                 9/4/96          Gift (4)                 2,000               2,000


David H. Hack                                 9/4/96          Gift (4)                 2,000              50,000


Daniel Hodges (2)                             9/4/96      For services                50,000             50,000
                                                          rendered (3)

Matthew S. Hodges                             9/4/96          Gift (4)                 2,000               2,000


Kim Lasater                                   9/4/96          Gift (4)                 2,000               2,000


Jeff Milton                                   9/4/96          Gift (4)                 2,000               2,000


Suzanne Morvay                                9/4/96          Gift (4)                 2,000               2,000


Mike Neighbors                                9/4/96          Gift (4)                 2,000               2,000


Thomas Nieman                                 9/4/96          Gift (4)                 2,000               2,000


Ron Olson                                     9/4/96          Gift (4)                 2,000               2,000


Mark Polifka                                  9/4/96          Gift (4)                 2,000               2,000

                                                              Method of            Shares
                                                          Original Issuance     Beneficially         Maximum No. of
                                              Date of      (i.e. purchase,     Owned Prior to      Shares to be Sold
                 Name of                     Original        gift, etc.)        Offering (1)        Pursuant to this
                                                             -----------        ------------
             Security Holder                   Issue                                                   Prospectus



Sophie Radecki                                9/4/96          Gift (4)                 2,000               2,000


Jonathan Roberts                              9/4/96          Gift (4)                50,000              50,000


Lowell E. Robinson                            9/4/96          Gift (4)                 2,000               2,000


Monica Romero                                 9/4/96          Gift (4)                 2,000               2,000


Melissa Saucedo                               9/4/96          Gift (4)                 2,000               2,000


Kevin Sherlock                                9/4/96          Gift (4)                50,000              50,000


Howard Smith                                  9/4/96            Gift                   2,000               2,000


John Sylvester                                9/4/96          Gift (4)                 2,000               2,000


Raymond Willey                                9/4/96          Gift (4)                 2,000               2,000


Jennifer L. Worden                            9/4/96          Gift (4)                 2,000               2,000


     (1) On October 20, 1999, the outstanding shares of the Company's common stock were forward split 1,000 to 1, resulting in a total of 1,000,000 shares outstanding. (2) Former officer and director of the Company.
     (3) These shares were issued in reliance on Section 4(2) of the Securities Act. In consideration of Mr. Hodges contributing $450 toward the organizational expenses of the Company, and for $350 in services rendered, on November 4, 1997, the Company issued Mr. Hodges 800 shares of it's common stock. (4) These shares were issued to individuals as gifts by the Company's founder, Daniel Hodges, in reliance on there being no "sale" as defined in Section 4(2) of the Securities Act, for U. S. residents, or
     Regulation S, for Allyson Fox and Sophie Radecki, Canadian residents. No consideration was received in exchange for the share issuances. The shares were gifted to individuals whom Mr. Hodges knew either through familial relationships or business associations. Mr. Hodges also selected individuals who could provide some potential for introducing Alph-Net to potential merger or acquisition candidates or business opportunities as well as individuals who were willing to provide Alph-Net with clerical services for no cash renumeration. The Company's current president and director, Patrick McKnight is the husband of Kathy McKnight, secretary and director. There are no other known relationships between any of the shareholders, except that Matthew Hodges is the adult nephew of Mr. Hodges, Jennifer Worden is the wife of Mr. Hodges, and Brian Delfs and James Delfs are brothers.

--------------------------------------------------------------------------------

                State by State Tabulation of Selling Shareholders
--------------------------------------------------------------------------------

                 Arizona                                    242,000
---------------------------------------- ---------------------------------------

               California                                   4,000
---------------------------------------- ---------------------------------------

                 Canada                                     4,000
---------------------------------------- ---------------------------------------


All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be more or less than customary commissions depending upon the arrangement negotiated by a selling shareholder with a broker-dealer. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.


                Management's discussion and analysis of financial
                        condition and plan of operations

We ask that you read the following discussion in conjunction with Alph-Net's consolidated financial statements, including the accompanying notes, which appear elsewhere in this prospectus.

Company overview

Alph-Net Consulting Group, Ltd. was organized under the laws of the state of Nevada on April 15, 1996. On December 31, 2001, the Company closed on the purchase of the assets and liabilities of McKnight Consulting LLC.

We are a technical consulting company whose primary focus is in developing, supporting, designing, and implementing computer connectivity solutions with small to mid-sized companies nationwide and providing research and technical consulting specializing in social science research and technology that supports efforts in research. Efforts are focused on research design, methodology and statistics in formulating sound research design proposals. These services include network design, configuration, management, administration, programming, and evaluation. In addition to these services, database connectivity and server application management is offered when these services are integrated into the network design.

Results of Operations.

The Company had sales revenues for the period ended December 31, 2001 in the amount of $36,455 compared to $23,611 for he same period in 2000.

The costs of sales revenues for the period ended December 31, 2001 was $37,301 compared to $10,693 for the same period in 2000. This increase was due in large part to the reduction in our sales margin as a result of competition. The Company had general and administrative expenses for the period ended December 31, 2001 in the amount of $24,070, compared to general and administrative expenses of $10,766 for 2000. This increase in general and administrative expenses for 2001 was due to the Company's relocation of an office from Seattle, Washington to Tucson, Arizona.

The Company recorded a net loss of $27,415 for the year ended December 31, 2001 compared to a net income of $78 for the comparable period in 2000. The loss for 2001 was due primarily to the Company's low margin on its costs of goods sold and the general and administrative expenses associated with its office move.

At December 31, 2001, the Company had total current assets of $15,409 as compared to $45,980 current assets at December 31, 2000. The decrease in total current assets was due to the elimination of the Company's inventory resulting from the conversion to an on demand inventory system due to the short shelf life of computer related inventory. The Company now only orders inventory on an as needed basis. The Company had net working capital of $11,226 at December 31, 2001, compared to net working capital of $36,675 at December 31, 2000.

Net stockholders' equity in the Company was $18,738 as of December 31, 2001 and $43,742 at December 31, 2000.

Liquidity and Capital Resources.

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity, capital resources or stockholder equity. The Company's balance sheet as of December 31, 2001 reflects a current asset value of $15,409, and a total asset value of $22,921.

The Company has sufficient funds to continue its current level of operations. The Company will not have sufficient funds, unless it is able to raise funds in a private placement, to undertake any significant development, marketing and manufacturing of its business.

                                    Business

We are a technical consulting company whose primary focus is in developing, supporting, designing, and implementing computer connectivity solutions with small to mid-sized companies nationwide and providing research and technical consulting specializing in social science research and technology that supports efforts in research. Efforts are focused on research design, methodology and statistics in formulating sound research design proposals. These services include network design, configuration, management, administration, programming, and evaluation. In addition to these services, database connectivity and server application management is offered when these services are integrated into the network design.

Smaller  companies  often  lack  in-house  technical   expertise  necessary  for
understanding the full range of available solutions. Slightly larger companies in the range of mid-sized companies with fewer than 1,000 employees may have technically capable individuals, however, their ability to be objective decision-makers may be compromised by company policy or power hierarchies. We have provided services to this targeted market for over 8 years as a sole proprietorship and, at this time, we believe it is in the interest of the company to expand the range of offerings and expand operations to enlist more specialists.

Since the mid-1990's, technical consulting has been building nationwide at an ever increasing rate. Businesses recognize the need to confer with outside organizations to understand the nature and extent of internal problems. Technical consulting has been the benefactor of this need that is often caused by the ever-growing computer industry and rapid expansion of technical solutions. Over a 4 year period in the late 1990's, computer communication speeds increased 100 times! In addition to the speed increases, the number of methods to implement computer networks has risen from 4 in 1990 to over 20 in 2001. These facts lead many companies to rely on outside sources to assist in the evaluation of their current infrastructure and assess methods to change the infrastructure for future compatibility.

The Company offers technical consulting for computer connectivity. These services include network design, configuration, management, administration, programming, and evaluation. In addition to these services, database connectivity and server application management is offered when these services are integrated into the network design.

Within the next three to five years, we expect to enhance revenues by expanding the domain of our consulting activities to include network application hosting and design. In addition, revenue may be expected by adding formal evaluation methodologies that will fully delineate the source and nature of existing technical problems. The activities that may place financial burden on the company include: Recruitment of personnel for programming and database management; Lost revenue resulting from recruitment process; marketing costs; inventory acquisition costs.

Properties.

Alph-Net has a working agreement with one of its shareholders for use of office space supplied free of charge to Alph-Net. Alph-Net has no property.

Competition.

The computer connectivity consulting services market is extremely competitive and most of our competitors are more established and have greater financial resources. In addition, there are no substantial barriers to entry in this market. We also expect that competition will intensify in the future. Most of our competitors have greater market presence, engineering and marketing capabilities and financial, technological and personnel resources than we do.

The Company's current and prospective competitors generally may be divided into the following three groups: Web hosting companies, Internet solution companies, and Internet connectivity and security providers. We believe that we may also face competition from other computer hardware and software companies and other media, technology and telecommunications companies. The number of businesses providing connectivity-related services is rapidly growing.

As a result of increased competition and consolidation in the industry, we could encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of our services. We may not be able to offset such price reductions even if we obtain an increase in the number of our customers, derive higher revenue from enhanced services or manage to reduce costs. Increased price or other competition could erode market share and could significantly hurt business. We cannot assure you that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully in that environment.

Regulation.

We are not currently subject to direct regulation by the Federal Communications Commission ("FCC") or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. Our business could suffer depending on the extent to which our activities are regulated or proposed to be regulated.

While there are currently few laws or regulations that specifically regulate Internet communications, laws and regulations directly applicable to online commerce or Internet communications are becoming more prevalent. There is much uncertainty regarding the market-place impact of these laws. In addition, various jurisdictions already have enacted laws covering intellectual property, privacy, libel and taxation that could affect our business by virtue of their impact on online commerce. Further, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. If the Company becomes subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could hurt our business.

Patents.

The Company owns no patents.

Employees.

We have two full-time employees. None of the Company's employees is represented by a union. We consider our relations with employees to be satisfactory.

Legal proceedings.

Alph-Net is not subject to any pending litigation, legal proceedings or claims.


                                   Management


Executive officers, key employees and directors.

Pursuant to the closing of the acquisition of the assets and liabilities of McKnight Consulting, on December 31, 2001 the Company had a change in management. Patrick McKnight was appointed President and Director, while Kathy McKnight was appointed Secretary and Director. The Company's founder, Daniel Hodges, resigned from his position with the Company on December 31, 2001.

A member of the Board of Directors of the Company serves until the next annual meeting of shareholders, or until the member's successor has been elected. An officer serves at the pleasure of the Board of Directors.

Currently, there two officers and directors of the Company:

        Name                        Age              Position

Patrick E. McKnight                 35        President, Director

Kathy McKnight                      38        Secretary, Director

Patrick McKnight has been involved in the program development of the business since its inception. He provides expertise in the technical areas including computer applications, software development, statistical analysis, and technical writing. In addition, Mr. McKnight handles the day-to-day business operations and decisions.

Kathy McKnight has been involved in the business since 1995 and continues to serve as the secretary and specialist for program implementation and customer care/service. Her main responsibilities include grant application preparation, client consultation, and information dissemination, purchasing and long-term planning.

Executive compensation.

No employment compensation has been paid by the Company.

The Company has no employment agreements with any persons. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of any employees.

Employment agreements.

Alph-Net has no employment agreements with any persons.

Principal shareholders.

The following table presents certain information regarding beneficial ownership of the Company's common stock as of Febraury 1, 2002, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                     Name and
Title of         address of                     Amount of               Percent
  Class           Beneficial                   Beneficial                  of
                      Owner                    ownership                 Class

Common    Patrick E. McKnight                   375,000                 37.5%
          President and Director
          2110 E. Water Street
          Tucson, AZ  85719

Common    Kathy McKnight                        375,000                 37.5%
          Secretary and Director
          2110 E. Water Street
          Tucson, AZ  85719

Common    All directors                         750,000                  75%
          and officers
          as a group


                              Certain transactions

On September 4, 1996, the Company issued a total of 1,000 shares of its common stock in the following manner. In consideration of Mr. Hodges contributing toward the organizational expenses of the Company and for services rendered, the Company issued Mr. Hodges 800 shares of its common stock. On July 5, 1999, the outstanding shares were forward split 1,000 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding.

On December 31, 2001, pursuant to the closing of the contribution agreement and the acquisitions of the assets and liabilities of McKnight Consulting LLC, the company issued a total of 750,000 shares, 375,000 to Patrick McKnight and 375,000 to Kathy McKnight. Additionally, on December 31, 2001, the company received and cancelled 750,000 shares of common stock from Daniel Hodges as required by the contribution agreement.

                            Description of securities

The Company is authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 1,000,000 shares are issued and outstanding at February 1, 2002.

Holders of the common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Accordingly, each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. We have not paid cash dividends on our common sock. It is the policy of our board of directors to retain future earnings to finance the growth and development of our business. Any future dividends will be at the discretion of our board of directors and will depend upon our financial condition, capital requirements, earnings, liquidity, and other factors that it may deem relevant. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. The common stock currently outstanding is validly issued, fully paid and not assessable.

There are no outstanding options or warrants of any kind for the Company's common stock.

                   Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for the common stock is Holladay Stock Transfer, 2939 67th Place, Scottsdale, AZ 85251.

                         Shares eligible for future sale

Upon the effectiveness of this registration statement, Alph-Net will have 250,000 shares of common stock outstanding and registered for resale by the selling shareholders under the Securities Act of 1933.

Prior to this offering, no public trading market has existed for Alph-Net's shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for Alph-Net's common stock.

                              Plan of distribution

To our knowledge, none of the selling shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the selling shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale. The selling shareholders and their affiliates are limited in offering and selling the shares and are prohibited from directly or indirectly bidding for or purchasing shares of the Alph-Net's common stock, or attempting to induce any person to do so, until the offering by the selling shareholders is completed.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Alph-Net has not registered its shares for resale under the securities or blue sky laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of Alph-Net's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify Alph-Net's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers.

Alph-Net's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered. Alph-Net has no current plan to register its shares for offer and sale within any state. Alph-Net does not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. Alph-Net has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

                                  Legal matters

The validity of the common stock subject to this offering will be passed upon for us by Christopher Dieterich, Esq., Dieterich & Associates, Los Angeles, California.

                                     Experts

The audited financial statements for the period ended December 31, 2001, included in this prospectus have been provided by Robison, Hill & Co. Certified Public Accountants and have been so included in reliance on the report of Robison, Hill & Co., independent accountants, given on their authority as experts in auditing and accounting.

                             Additional information

Alph-Net has filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, with respect to 250,000 of its issued and outstanding shares of common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and the validity of each such statement is limited by this reference.

Copies of our reports, proxy statements and other information may be inspected and copied, and can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information. The address of the SEC Web site is http://www.sec.gov.

Alph-Net will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                         ALPH-NET CONSULTING GROUP, LTD.

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT


                           DECEMBER 31, 2001 AND 2000

                                    CONTENTS

                                                                                                          Page
Independent Auditor's Report...............................................................................F - 1

Balance Sheets
   December 31, 2001 and 2000..............................................................................F - 2

Statements of Operations for the
  Years Ended December 31, 2001 and 2000...................................................................F - 3

Statement of Stockholders' Equity for the
   Years Ended December 31, 2001 and 2000..................................................................F - 4

Statements of Cash Flows for the
   Years Ended December 31, 2001 and 2000 .................................................................F - 5

Notes to Financial Statements..............................................................................F - 6

                          INDEPENDENT AUDITOR'S REPORT


Alph-Net Consulting Group, Ltd.

         We have audited the accompanying balance sheets of Alph-Net Consulting Group, Ltd. as of December 31, 2001 and 2000, and the related statements of operations, cash flows and stockholders' equity for the two years ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alph-Net Consulting Group, Ltd. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the two years ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                                   Respectfully submitted



                                                   /S/ ROBISON, HILL & CO.
                                                   Certified Public Accountants

Salt Lake City, Utah
January 30, 2002

                         ALPH-NET CONSULTING GROUP, LTD.
                                 BALANCE SHEETS

                                                                 December 31,
                                                        -------------------------------
                                                             2001            2000
                                                        --------------- ---------------

ASSETS
Current Assets:
   Cash and Cash Equivalents                            $         4,925 $         7,553
   Accounts Receivable                                           10,484           6,919
   Inventory                                                          -          31,508
                                                        --------------- ---------------

         Total Current Assets                                    15,409          45,980
                                                        --------------- ---------------

Fixed Assets:
    Office Equipment                                             13,822          10,877
    Less Accumulated Depreciation                                (6,310)         (3,810)
                                                        --------------- ---------------

         Net Fixed Assets                                         7,512           7,067
                                                        --------------- ---------------

         Total Assets                                   $        22,921 $        53,047
                                                        =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts Payable                                      $         3,470 $         5,065
  Credit Cards Payable                                                -           3,848
  Payroll Taxes Payable                                               -             119
  Sales Tax Payable                                                 713             273
                                                        --------------- ---------------

         Total Liabilities                                        4,183           9,305
                                                        --------------- ---------------

Stockholders' Equity:
  Owners' Equity                                                      -          43,742
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,000,000 shares at
    December 31, 2001 and 2000                                    1,000               -
  Paid-In Capital                                                42,655               -
  Retained Deficit                                              (24,917)              -
                                                        --------------- ---------------

     Total Stockholders' Equity                                  18,738          43,742
                                                        --------------- ---------------

     Total Liabilities and Stockholders' Equity         $        22,921 $        53,047
                                                        =============== ===============

          The accompanying notes are an integral part of these financial statements.

                         ALPH-NET CONSULTING GROUP, LTD.
                            STATEMENTS OF OPERATIONS


                                                              For the Years Ended
                                                                 December 31,
                                                        -------------------------------
                                                             2001            2000
                                                        --------------- ---------------
Revenues:
     Net Sales                                          $        36,455 $        23,611

     Cost of Goods Sold                                          37,301          10,693
                                                        --------------- ---------------

Gross Profit (Loss)                                                (846)         12,918

Expenses:
     General and Administrative                                  24,070          10,766
     Depreciation                                                 2,499           2,074
                                                        --------------- ---------------

     Profit (Loss) Before Taxes                                 (27,415)             78
     Income Taxes                                                     -               -
                                                        --------------- ---------------

              Net Income ( Loss)                                (27,415)$            78
                                                        =============== ===============


Basic & Diluted loss per share                          $        (9.10) $             -
                                                        =============== ===============






          The accompanying notes are an integral part of these financial statements.

                         ALPH-NET CONSULTING GROUP, LTD.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE TWO YEARS ENDED DECEMBER 31, 2001


                                          Common Stock          Paid-In    Retained      Member's
                                       Shares      Par Value    Capital     Deficit       Equity
                                    ------------  -----------  ---------  -----------  -------------
Balance at December 31, 1999                   -  $         -  $       -  $         -  $      43,664


Net Income                                     -            -          -            -             78
                                    ------------  -----------  ---------  -----------  -------------

Balance at December 31, 2000                   -            -          -            -         43,742

April 2001, Distribution to LLC
    Members                                    -            -          -            -         (7,176)

December 31, 2001, Merger with
   Alph-Net Consulting Group, Ltd.     1,000,000        1,000     35,566            -        (36,566)

Capital Contributed by Shareholder             -            -      7,089            -              -

Net Loss                                       -            -          -      (27,415)             -
                                    ------------  -----------  ---------  -----------  -------------

Balance at December 31, 2001           1,000,000  $     1,000  $  42,655  $   (27,415) $           -
                                    ============  ===========  =========  ===========  =============













             The accompanying notes are an integral part of these financial statements.

                         ALPH-NET CONSULTING GROUP, LTD.
                            STATEMENTS OF CASH FLOWS

                                                                      For the Years Ended
                                                                         December 31,
                                                                -------------------------------
                                                                     2001             2000
                                                                ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                        $       (24,917) $           78
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation                                                              2,500           2,074

Change in Operating Assets and Liabilities:
(Increase) Decrease in Accounts Receivable                               (3,565)          4,546
(Increase) Decrease in Inventory                                         31,508          (2,431)
Increase (Decrease) in Accounts Payable                                  (1,595)            303
Increase (Decrease) in Sales Tax Payable                                    440          (1,038)
Increase (Decrease) in Credit Cards Payable                              (3,848)              -
Increase (Decrease) in Payroll Taxes Payable                               (119)              -
                                                                ---------------  --------------

  Net Cash Used in Operating Activities                                     404           3,532
                                                                ---------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Equipment                                                    (2,945)         (1,011)
                                                                ---------------  --------------

Net cash provided by Investing Activities                                (2,945)         (1,011)
                                                                ---------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by shareholder                                        7,089             (13)
Distribution to LLC Members                                              (7,176)              -
                                                                ---------------  --------------

  Net Cash Provided by Financing Activities                                 (87)            (13)
                                                                ---------------  --------------

Net (Decrease) Increase in Cash and Cash Equivalents                     (2,628)          2,508
Cash and Cash Equivalents at Beginning of Period                          7,553           5,045
                                                                ---------------  --------------
Cash and Cash Equivalents at End of Period                      $         4,925  $        7,553
                                                                ===============  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                      $             -  $            -
  Franchise and income taxes                                    $             -  $            -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None
             The accompanying notes are an integral part of these financial statements.

                         ALPH-NET CONSULTING GROUP, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                   THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        This summary of accounting policies for Alph-Net Consulting Group, Ltd. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

        The Company was incorporated under the laws of the State of Nevada on April 15, 1996. The Company ceased all operating activities during the period from April 15, 1996 to July 12, 1999 and was considered dormant. On July 12, 1999, the Company obtained a Certificate of renewal from the State of Nevada. From July 12, 1999 to December 31, 2001, the Company was in the development stage.

        On December 31, 2001, the Company finalized a merger with McKnight Consulting, LLC. The Company acquired McKnight Consulting and all of its assets and liabilities in exchange for 750,000 shares of common stock. Since the merger, the Company is no longer considered a development stage entity.

Nature of Business

        McKnight Consulting is a research and technical consulting firm specializing in social science research and technology that supports efforts in research. Efforts are focused on research design, methodology and statistics in formulating sound research design proposals. Additionally, McKnight Consulting offers technical and computer consulting related to the research process.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         ALPH-NET CONSULTING GROUP, LTD
                          NOTES TO FINANCIAL STATEMENTS
                   THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

        The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                                                                  Per-Share
                                                  Income           Shares           Amount
                                                  ------           ------           ------
                                                (Numerator)     (Denominator)

                                                    For the year ended December 31, 2001
Basic Loss per Share
Loss to common shareholders                   $       (24,917)           2,740  $       (9.10)
                                              ===============  ===============  ==============

        The Company, was a Limited Liability Company as of December 31, 2001, thus earnings per share is not applicable and was not calculated for December 31, 2000.

        There are no common stock equivalents for December 31, 2001.

Fixed Assets

        The office equipment is stated at cost and will be depreciated, on a straight-line basis, over their estimated useful lives of five years.

        The Company has adopted the Financial Accounting Standards Board SFAS No., 121, "Accounting for the Impairment of Long-lived Assets." SFAS No. 121 addresses the accounting for (i) impairment of long-lived assets, certain identified intangibles and goodwill related to assets to be held and used, and
(ii) long-live lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows from the used of the asset and its eventual disposition (un-discounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.

Inventory

        Inventories are stated at the lower of cost or market.

                         ALPH-NET CONSULTING GROUP, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                   THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Concentration of Credit Risk

        The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the1 majority of its cash balances with one financial institution, in the form of demand deposits.

NOTE 2 - INCOME TAXES

        As of December 31, 2001, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $25,000 that may be offset against future taxable income through 2021. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - COMMITMENTS

        As of December 31, 2001 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 4 - MERGER

        On December 31, 2001, the Company finalized a reverse merger with McKnight Consulting, LLC. The Company, acquired McKnight Consulting and all of its assets and liabilities in exchange for 750,000 shares of Common Stock or 75% of the New Common Stock outstanding subsequent to the Merger.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Business Associations Act Title 7, Chapter 78, the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty. If this type of limiting provision is included in articles of incorporation, such a provision cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to stockholders.

The Alph-Net's Articles of Incorporation contain the provision that no director or officer of the Alph-Net shall be personally liable to the Alph-Net or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The Alph-Net's By-Laws provide that the Alph-Net shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the Alph-Net's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Alph-Net, or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

Alph-Net  estimates that expenses in connection  with the offering  described in
this   registration   statement  (other  than  the  underwriting   discount  and
commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................................  $ 100
Printing and engraving expenses........................................$ 2,000*
Accounting fees and expenses...........................................$ 5,000*
Legal fees and expenses (other than Blue Sky)..........................$15,000*
Blue sky fees and expenses (including legal and filing fees)...........$ 1,000*
Miscellaneous..........................................................$ 1,000*
                                                                       -------

    Total..............................................................$24,100*
                                                                       =======

*Estimated Amounts.

All expenses of the registration of the shares will be borne by the Company.

ITEM 26..RECENT SALES OF UNREGISTERED SECURITIES

On September 4, 1996, the Company issued a total of 1,000 shares of its common stock in the following manner. In consideration of Mr. Hodges contributing toward the organizational expenses of the Company and for services rendered, the Company issued Mr. Hodges 800 shares of its common stock. On July 5, 1999, the outstanding shares were forward split 1,000 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding.

On December 31, 2001, pursuant to the closing of the contribution agreement and the acquisitions of the assets and liabilities of McKnight Consulting LLC, the company issued a total of 750,000 shares, 375,000 to Patrick McKnight and 375,000 to Kathy McKnight. Additionally, on December 31, 2001, the company received and cancelled 750,000 shares of common stock from Daniel Hodges as required by the contribution agreement.

ITEM 27..EXHIBITS

(a)......The   following  exhibits  are  filed  as  part  of  this  registration statement:

         EXHIBIT
         NUMBER            DESCRIPTION

             3.1*          Articles of Incorporation of Alph-Net
             3.2*          Amendment to Articles of Incorporation of Alph-Net
             3.3*          By-Laws
             4.1           Form of Common Stock Certificate
             5.1           Opinion of Christopher Dieterich, Esquire
           23.1            Consent of Robinson, Hill & Co.
           23.2            Consent of Christopher Dieterich, Esquire
                           (included as part of Exhibit 5.1)

         *    previously filed

ITEM 28. UNDERTAKINGS

(a)      The undersigned company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Alph-Net pursuant to the foregoing provisions, or otherwise, Alph-Net has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Alph-Net of expenses incurred or paid by a director, officer or a controlling person of Alph-Net in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Alph-Net will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on February 28, 2002.


ALPH-NET CONSULTING GROUP, LTD.


BY:    /s/     Patrick E. McKnight
    ----------------------------------------

Patrick E. McKnight, President,
signing in his capacity as principal executive officer, principal accounting officer and director



BY:    /s/   Kathy McKnight
    ----------------------------------------

Kathy McKnight, Secretary,
signing in her capacity as secretary and director